SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Exchange Act of 1934


Date of Report              March 21, 1997
                       (Date of earliest event reported)




                SIMMONS FIRST NATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)


Arkansas                  0-6253              71-0407808
(State or other         (Commission         (I.R.S. employer
jurisdiction of         file number)         identification No.)
incorporation
or organization)


501 Main Street, Pine Bluff, Arkansas           71601
(Address of principal executive offices)       (Zip Code)





                          (501) 541-1000
       (Registrant's telephone number, including area code)



ITEM 5.   OTHER EVENTS.

     The following is the text of a press release issued by the registrant at 6:05 P.M. Central Standard Time on March 21, 1997:

FOR RELEASE:   March 21, 1997

         SIMMONS FIRST ANNOUNCES BANK ACQUISITION FROM FIRST COMMERCIAL

     J. Thomas May, Chairman, President and Chief Executive Officer of Simmons First National Corporation ("SFNC") and Barnett Grace, Chairman, President and Chief Executive Officer of First Commercial Corporation announced today that First Commercial Corporation had entered into a definitive agreement with SFNC under the terms of which SFNC will acquire all of the outstanding capital stock of First Bank of Arkansas, Searcy, Arkansas and First Bank of Arkansas, Russellville, Arkansas in a cash purchase transaction valued at $53,000,000. The banks to be acquired had consolidated assets, as adjusted, of approximately $310 million, as of December 31, 1996.

     Southwest Bancshares, Inc., which has entered into an agreement to merge into First Commercial Corporation, owns First Bank of Arkansas, Searcy, and
First Bank of Arkansas, Russellville.   The sale of these two banks was
necessitated by regulatory issues relating to the pending merger.

     The transaction is subject to the completion of the merger of Southwest Bancshares, Inc. into First Commercial Corporation and regulatory approval from the Board of Governors of the Federal Reserve System and the Arkansas State Banking Department. The regulatory applications are expected to be filed within 45 days. The transaction is expected to close during the third quarter of 1997.

     After completion of the transaction, SFNC will own 7 banks in the state of Arkansas conducting banking operations from 39 offices in 21 communities.

     Commenting on the proposed acquisition, Mr. May stated, "We are committed to growth within Arkansas and offering the Simmons First style of banking throughout the State of Arkansas. First Bank of Arkansas, Russellville and First Bank of Arkansas, Searcy are well managed institutions which are actively growing within their respective markets. Our banking institutions have complementary operating philosophies and market areas. We believe a positive aspect of this transaction will be the availability to these markets of the niche banking products offered by Simmons First. The customers of our respective institutions will be better served by this affiliation and the corresponding expansion of the market area for the Simmons First family of banks."

FOR MORE INFORMATION CONTACT:

J. Thomas May,                                  Lynn Wright
Chairman, President                             Chief Financial Officer
 & Chief Executive Officer                      First Commercial Corporation
Simmons First National Corporation              (501) 371-7142
(501) 541-1103
                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SIMMONS FIRST NATIONAL CORPORATION


Date: March 24, 1997                    By: /s/ J. Thomas May
                                            J. Thomas May, President &
                                                Chief Executive Officer